UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	November 28, 2018

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, Michael Saxon, EVP – U.S. Commercial Lines for AmTrust Financial Services, Inc. (the “Company”), and Max Caviet, the Chief Executive Officer of AmTrust International Limited, the Company’s European parent holding company, each announced his intention to retire effective December 31, 2018. Mr. Saxon, age 60, has been with the Company since 2001, and Mr. Caviet, age 65, has been with the Company since 2003. Mr. Saxon will continue on a consultative basis, as Vice Chairman of AmTrust North America, Inc., one of the Company’s wholly-owned subsidiaries.

In addition, on December 4, 2018, Christopher Longo, the Company’s Chief Operating Officer, announced his intention to resign effective December 31, 2018, to pursue other opportunities following the completion of the Company’s merger transaction.

The Company has not finalized the terms of any compensatory arrangements for these executive officers in connection with their departures and will file a Current Report on Form 8-K disclosing such information when it has been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	December 4, 2018

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary